Exhibit 10.71

AMENDMENT AND RESTATEMENT OF THE

PARK PLACE ENTERTAINMENT CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

Effective as of August 3, 2007

AMENDMENT AND RESTATEMENT OF THE

PARK PLACE ENTERTAINMENT CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

AMENDMENT AND RESTATEMENT OF THE

PARK PLACE ENTERTAINMENT CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

ii

AMENDMENT AND RESTATEMENT OF THE

PARK PLACE ENTERTAINMENT CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

Effective as of August 3, 2007

Park Place Entertainment Corporation (the “Company”) established the Park Place Entertainment Corporation Executive Deferred Compensation Plan (the “Plan”) effective January 1, 1999 in order to provide supplemental retirement income benefits for a select group of management and highly compensated employees of the Company and affiliated employers of the Company participating under the Plan, through deferrals of salary and through the contributions to be made by the Company and the participating employers.

The Plan is intended to be an unfunded arrangement for the purposes of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

The Company has previously amended and restated the Plan, effective as of January 1, 2007 and the Plan has been subsequently amended in certain respects.

The deferral of Compensation under the Plan ceased for all Participants for Compensation earned for the 2006 Plan Year and subsequent Plan Years.

The Human Resources Committee (the “HRC”) of the Board of Directors of Harrah’s Entertainment, Inc. now wishes to amend the Plan to provide each Participant and each Beneficiary of a deceased Participant with an opportunity to elect to receive a special lump sum distribution from his or her Accounts under the Plan during 2008, and an opportunity to make special distribution elections, in accordance with the transitional relief under Internal Revenue Service Notice 2005-1, Q/A-19(c), the Proposed Regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Internal Revenue Service Notice 2006-79. Such amendment will constitute a material modification of the amounts deferred under the Plan that otherwise were not subject to Section 409A of the Code and such amounts will become subject to Section 409A of the Code.

This Amendment and Restatement of the Plan incorporates the Plan and the prior amendments thereto (except as further amended herein) and constitutes a complete amendment, restatement and continuation of the DCP. This Amendment and Restatement of the Plan is intended to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder. As provided in Internal Revenue Notice 2006-79, with respect to an election or amendment to change a time and form of payment under the Plan made on or after January 1, 2007 and on or before December 31, 2007, the election or amendment shall apply only to amounts that would not otherwise be payable in 2007 and shall not cause an amount to be paid in 2007 that would not otherwise be payable in 2007. The Plan, as in effect prior to this Amendment and Restatement of the Plan, shall govern distributions under the Plan prior to August 3, 2007.

Pursuant to approval by the HRC, the Plan is hereby amended, restated and continued, effective as of August 3, 2007, as follows:

ARTICLE I

TITLE AND DEFINITIONS

1.1	Title.

This Plan shall be known as the Park Place Entertainment Corporation Deferred Compensation Plan.

1.2	Definitions.

Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

“Account” or “Accounts” shall mean a Participant’s Deferral Account and/or Company Contribution Account.

“Base Compensation” shall mean the total salary, gratuities and commissions that are payable by the Employer to the Eligible Employee in a Plan Year. Base Compensation shall not include any bonuses that are payable to an Eligible Employee.

“Base Compensation Company Contribution Amount” shall mean the amount described in Section 4.2(b).

“Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the EDCP Committee to receive the benefits specified hereunder in the event of the Participant’s death. No Beneficiary designation shall become effective until it is filed with the EDCP Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the participant’s estate shall be the Beneficiary. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (1) to that person’s living parent(s) to act as custodian, (2) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the EDCP Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the EDCP Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within sixty (60) days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

“Bonus Compensation” shall mean any compensation designated as a bonus that is payable by the Employer to the Eligible Employee in a Plan Year.

“Bonus Compensation Company Contribution Amount” shall mean the amount described in Section 4.2(c).

“Change in Control” shall mean the first to occur of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c); or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power or the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation, which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Caesars Plan Account” shall mean the separate bookkeeping account maintained by the EDCP Committee for certain Participants in accordance with Section 1 of Appendix A.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean Harrah’s Entertainment, Inc., a Delaware Corporation.

“Company Contribution Account” shall mean the separate bookkeeping account maintained by the EDCP Committee for each Participant in accordance with Section 4.2.

“Compensation” shall mean the total Base Compensation and Bonus Compensation that is payable by the Employer to the Eligible Employee in a Plan Year.

“Competitor” shall mean any employer or person who is in the same primary business or provides the same primary services as those primarily conducted or provided by the Company and all other Employers, considered as a single enterprise, as reasonably determined by the EDCP Committee.

“Deferral Account” shall mean the separate bookkeeping account maintained by the EDCP Committee for each Participant in accordance with Section 4.1.

“Disability”, with respect to a Participant, shall mean such Participant’s disability, within the meaning of Section 409A(a)(2)(C) of the Code and Treasury Regulation Section 1.409A-3(i)(4).

“EDCP Committee” shall mean the Committee appointed to administer the Plan in accordance with Article IX.

“EDCP Investment Committee” shall mean the Committee that has the responsibility for selecting and monitoring performance of the Funds.

“Effective Date” shall mean January 1, 1999.

“Eligible Employee” shall mean (i) any Employee who participated or was eligible to participate in the Hilton Plan on December 31, 1998, (ii) any Employee who is an officer of the Employer at the Vice President level or higher, and (iii) any other officers and highly compensated Employees who are designated by the EDCP Committee (or its delegate) in its sole discretion to participate in the Plan pursuant to Section 2.1.

“Employee” shall mean an employee of an Employer.

“Employer” or “Employers” shall mean individually or collectively as may be stated or indicated from the context, the Company or any subsidiary or affiliate of the Company which is designated by the Board to be a participating Employer in the Plan and which adopts the Plan.

“Fund” or “Funds” shall mean one or more of the investments selected by the EDCP Investment Committee pursuant to Section 3.3(a).

“Harrah’s Plan” shall mean the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, as amended.

“Hilton Plan” shall mean the Hilton Hotels Executive Deferred Compensation Plan as in effect on December 31, 1998.

“HRC” shall mean the Human Resources Committee of the Board.

“Participant” shall mean any Eligible Employee who either (i) was a “Participant” in the Hilton Plan (as such term is defined in Section 1.2 of the Hilton Plan) on December 31, 1998, (ii) was a Participant in the Plan on the Restatement Effective Date or (iii) elects to defer Compensation in accordance with Section 3.1.

No Eligible Employee shall become a Participant on or after July 1, 2005.

“Plan” shall mean the restated Park Place Entertainment Corporation Executive Deferred Compensation Plan set forth herein, as amended from time to time. It is intended that the Plan be an unfunded arrangement for the purposes of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

“Plan Year” shall mean the 12 consecutive month period beginning on each January 1.

“Restatement Effective Date” shall mean August 3, 2007.

“Separation from Service”, with respect to a Service Provider, shall mean such Service Provider’s “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), with respect to the Service Recipient.

“Service Provider” shall mean a Participant or any other “service provider”, as defined in Treasury Regulation Section 1.409A-1(f).

“Service Recipient”, with respect to any Service Provider, shall mean the “service recipient,” as defined in Treasury Regulation Section 1.409A-1(g), as determined from time to time. As provided in Treasury Regulation Section 1.409A-1(g), the “service recipient” shall mean the person for whom the Service Provider’s services are performed and with respect to whom the legally binding right to compensation arises, and all persons with whom such person would be considered a single employer under Section 414(b) or 414(c) of the Code; provided, however, that for purposes of the definition of “Separation from Service,” the “service recipient” shall be determined as provided in Treasury Regulation Section 1.409A-1(h)(3).

“Special Distribution Election Period” means the period designated by the EDCP Committee during which the elections under Sections 6.3C and 6.3D may be made. The “Special Distribution Election Period” shall commence not earlier than August 3, 2007 and end not later than October 15, 2007.

“Specified Employee” shall mean a Service Provider who, as of the date of the Service Provider’s Separation from Service, is a “Key Employee” of the Service Recipient any stock of which is publicly traded on an established securities market or otherwise. For purposes of this definition, a Service Provider is a “Key Employee” if the Service Provider meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the Testing Year. If a Service Provider is a “Key Employee” (as defined above) as of a Specified Employee Identification Date, the Service Provider shall be treated as “Key Employee” for the entire 12 month period beginning on the Specified Employee Effective Date. For purposes of this definition of “Specified Employee”, a Service Provider’s compensation for a Testing Year shall mean such Service Provider’s compensation, as determined under Treasury Regulation Section 1.415(c)-2(d)(4), from the Service Recipient for such Testing Year. The “Specified Employees” shall be determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i).

“Specified Employee Effective Date” means the first day of the fourth month following the Specified Employee Identification Date. The Specified Employee Effective Date may be changed by the HRC, in its discretion, in accordance with Treasury Regulation Section 1.409A-1(i)(4).

“Specified Employee Identification Date,” for purposes of Treasury Regulation Section 1.409A-1(i)(3), shall mean December 31. The “Specified Employee Identification Date” shall apply to all “nonqualified deferred compensation plans” (as defined in Treasury Regulation Section 1.409A-1(a)) of the Service Recipient and all affected Service Providers. The “Specified Employee Identification Date” may be changed by the HRC, in its discretion, in accordance with Treasury Regulation Section 1.409A-1(i)(3).

“Testing Year” shall mean the 12 month period ending on the Specified Employee Identification Date, as determined from time to time.

“Unforeseeable Emergency”, with respect to a Participant, shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the EDCP Committee in accordance with Section 409A(a)(2)(B)(ii)(I) of the Code and the Treasury Regulation Section 1.409A-3(i)(3)(i).

“Year of Vesting Service” shall mean as follows:

(a) For Plan Years commencing prior to January 1, 2000, any Plan Year in which a Participant is both (i) credited with 1,000 Hours of Service in accordance with the provisions of the tax-qualified plan maintained by the Participant’s Employer and (ii) employed by an Employer on December 31 of such Plan Year. For purposes of this provision, Hours of Service shall be given the same meaning as in such tax-qualified plan. Any period of time during which a Participant was employed by (i) Hilton Hotels Corporation or any affiliate thereof prior to the Effective Date, (ii) Bally Entertainment Corp. or any affiliate thereof (“Bally”) prior to Bally being merged with the Hilton Hotels Corporation or (iii) Grand Casinos, Inc. or any affiliate thereof prior to the Effective Date, shall be considered as employment with an Employer for purposes calculating such Participant’s Years of Vesting Service under the Plan; and

(b) For Plan Years commencing on or after January 1, 2000, any Plan Year during which a Participant has been employed by one or more Employers throughout such Plan Year (January 1 through December 31); provided however, that any Participant who is first eligible to defer Compensation under the Plan after January 1 of a Plan Year shall be credited with a Year of Vesting Service for such Plan Year, if such Participant is employed by one or more Employers from the date on which he or she is first eligible to defer Compensation through December 31 of such Plan Year.

1.3	Continuation by Harrah’s Operating Company, Inc.

Effective as of June 13, 2005, Caesars Entertainment, Inc. (formerly named Park Place Entertainment Corporation) was merged with and into Harrah’s Operating Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Harrah’s Entertainment, Inc., a Delaware corporation. The Plan was continued by Harrah’s Operating Company, Inc., as successor to Caesars Entertainment, Inc.

ARTICLE II

PARTICIPATION

2.1	Participation.

(a) [Reserved]

(b) Any Eligible Employee who is a Participant in the Plan on the Restatement Effective Date shall continue as a Participant subject to the terms hereunder.

(c) [Reserved]

(d) No Eligible Employee or other person shall become a Participant on or after July 1, 2005.

ARTICLE III

DEFERRAL ELECTIONS

3.1	Elections to Defer Base Compensation.

(a) Each Eligible Employee may elect to defer up to 100% of their Base Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, prior to the last business day of the year preceding the Plan Year for which the election is to become effective (or such earlier date as the Committee may in its sole discretion determine). Persons who first become Eligible Employees on or after January 1, but before July 1 of any Plan Year, may elect to defer Base Compensation effective July 1 of such Plan Year by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than June 1 of such Plan Year (or such earlier date as the Committee in its sole discretion may determine). Persons who were employed by Caesars World, Inc. or any affiliate thereof immediately prior to the acquisition of Caesars World, Inc. and its affiliates by the Company, and who become Eligible Employees prior to July 1, 2000, may elect to defer Base Compensation effective as of July 1, 2000 by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than June 30, 2000 (or such earlier date as the Committee in its sole discretion may determine). Notwithstanding the foregoing, no Eligible Employee shall be permitted to defer Base Compensation which the Committee (or its delegate) reasonably determines is required to pay the Eligible Employee's portion of payroll taxes and contributions towards benefits provided to the Eligible Employee and his or her dependents.

(b) Any deferral election made under paragraph (a) of this Section 3.1 shall remain in effect and be irrevocable, notwithstanding any change in the Participant's Base Compensation, for the entire Plan Year for which it is effective. Subject to the provisions of this Section 3.1, a Participant shall file a new election each year with the Committee prior to the last business day of such year (or such earlier date as the Committee in its sole discretion may determine), for Base Compensation earned during the Plan Year beginning on January 1, of the immediately following year.

(c) [Reserved]

(d) [Reserved]

(e) Notwithstanding the foregoing, no Eligible Employee or Participant shall be permitted to make an election under the Plan to defer his or her Base Compensation earned for services performed during the 2006 Plan Year or any later Plan Year.

3.2	Elections to Defer Bonus Compensation.

Each Eligible Employee may separately elect to defer up to 100% of their Bonus Compensation by filing with the Committee an election that conforms to the requirements of this

Section 3.2, on a form provided by the Committee, prior to the last business day of the year preceding the Plan Year in which the Bonus Compensation is payable to the Eligible Employee (or such earlier date as the Committee may in its sole discretion determine). Notwithstanding the foregoing, no Eligible Employee shall be permitted to defer any portion of their Bonus Compensation which the Committee (or its delegate) reasonably determines is required to pay the Eligible Employee's portion of payroll taxes and contributions towards benefits provided to the Eligible Employee and his or her dependents. Notwithstanding the first sentence of this Section 3.2, a Participant may file a new election with the EDCP Committee, on a form provided by the EDCP Committee, not later than June 30, 2005 to: (i) reduce his or her Bonus Compensation deferral election then in effect, thereby reducing such Participant’s Bonus Compensation deferral percentage for any Bonus Compensation earned for services performed during 2005 and otherwise payable after such new election to a lesser percentage, or (ii) suspend his or her Bonus Compensation deferral election then in effect, thereby reducing such Participant’s Bonus Compensation deferral percentage to 0% for any Bonus Compensation earned for services performed during 2005 and otherwise payable after such new election. If a suspension election is made, the Participant shall make no further Bonus Compensation deferrals under the Plan for Bonus Compensation earned for services performed during the 2005 Plan Year. Such election shall be valid as soon as administratively feasible following its receipt by the EDCP Committee. A Participant’s new election may not increase his or her Bonus Compensation deferral percentage for the 2005 Plan Year.

Notwithstanding the foregoing, no Eligible Employee or Participant shall be permitted to make an election to defer his or her Bonus Compensation earned for services performed during the 2006 Plan Year or any later Plan Year.

3.3	Investment Elections.

(a) At the time of making the deferral election described in Sections 3.1 and 3.2, the Participant shall designate, in a manner prescribed by the EDCP Committee, the Funds in which the Participant’s Accounts shall be deemed to be invested for purposes of determining the amount of earnings to be credited, and/or losses to be debited, to such Accounts under Article IV. The Funds shall consist of the investment vehicles selected by the EDCP Investment Committee from time to time in its sole discretion.

(b) In making the designation pursuant to this Section 3.3, the Participant may specify that all or any whole percentage of his Accounts be deemed to be invested in one or more of the Funds. A Participant may change the designation made under this Section 3.3, in a manner prescribed by the EDCP Committee, effective as of the first day of the calendar month following the date on which such change is made.

(c) Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Funds are to be used only for purposes of determining the amount of earnings to be credited and/or losses to be debited to a Participant’s Account, and a Participant’s designation of any such Fund, the allocation to his or her Accounts thereof, the calculation of earnings and the crediting or debiting of such earnings to a Participant’s Accounts shall not be considered or construed in any manner as an actual investment of his or her Accounts in any such Fund. In the event that the Company or any trustee of a Trust described in Section 6.6, in its sole discretion, decides to invest any amounts in any or all of the Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Accounts shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or any trustee.

(d) Notwithstanding the foregoing provisions of this Section 3.3, the EDCP Investment Committee may retain the overriding discretion regarding the Participant’s designation of Funds under this Section 3.3. If a Participant fails to designate any Fund under this Section 3.3, the Participant shall be deemed to have designated the default Fund selected by the EDCP Investment Committee for such purpose, in the discretion of the EDCP Committee and in accordance with its uniform policies and procedures.

(e) Each Participant shall bear full responsibility for all results associated with his or her designation of Funds under this Section 3.3, and none of the Employer, the EDCP Committee nor the EDCP Investment Committee shall have any responsibility or liability with respect to any Participant’s designation of such Funds.

3.4	Investment Committee.

(a) Membership. The EDCP Investment Committee shall be appointed by action of the HRC. The EDCP Investment Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The EDCP Investment Committee shall conduct itself in accordance with the provisions of this Section. The members of the EDCP Investment Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the HRC. The EDCP Investment Committee may have duties with respect to other plans of the Company that are similar or identical to its duties under the Plan.

(b) Appointment of Agents. The EDCP Investment Committee may appoint such other agents, who need not be members of the EDCP Investment Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Investment Committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the EDCP Investment Committee within any limitations set by the HRC.

(c) Majority Vote. On all matters, questions and decisions, the action of the EDCP Investment Committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the EDCP Investment Committee shall be executed by a majority of its members or by any member of the EDCP Investment Committee designated to act on its behalf.

(d) Allocation of Responsibilities. The EDCP Investment Committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Investment Committee.

(e) Indemnification. The Company shall indemnify and hold harmless the members of the EDCP Investment Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the EDCP Investment Committee, except in the case of gross negligence or willful misconduct.

ARTICLE IV

ACCOUNTS

4.1	Deferral Account.

The EDCP Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant’s Deferral Account shall be further divided into separate subaccounts (“subaccounts”), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.3(a). A Participant’s Deferral Account shall be credited as follows:

(a) If a Participant was a participant in the Hilton Plan on December 31, 1998, the subaccounts of the Participant’s Deferral Account were credited with an amount equal the value of his or her “Deferral Account” under the Hilton Plan (as such term is defined in Section 1.2 of the Hilton Plan) as of December 31, 1998;

(b) As soon as practicable after the last day of each payroll period, the subaccounts of the Participant’s Deferral Account shall be credited with an amount equal to the Base Compensation deferred by the Participant during such payroll period in accordance with the Participant’s elections under Section 3.1(a) and Section 3.3(a); that is, the portion of the Participant’s Base Compensation that the Participant has elected to defer and be deemed invested in a certain Fund shall be credited to the subaccount corresponding to that Fund; provided, however, that, with respect to Base Compensation deferred by the Participant for any such payroll period for such Participant commencing on or after July 1, 2005 and before January 1, 2006, an amount equal to the Base Compensation deferred by the Participant for such payroll period in accordance with the Participant’s election under Section 3.1(a) shall be credited to such Participant’s “Deferral Contribution Account” under the Harrah’s Plan (and shall not be credited to the Participant’s Deferral Account or the subaccounts thereunder);

(c) As soon as practicable after the day on which Bonus Compensation would be payable to a Participant, the subaccounts of the Participant’s Deferral Account shall be credited with an amount equal to the portion of the Bonus Compensation deferred by the Participant in accordance with the Participant’s elections under Section 3.2 and Section 3.3(a); that is, the portion of the Participant’s Bonus Compensation that the Participant has elected to defer and be deemed invested in a certain Fund shall be credited to the subaccount corresponding to that Fund; provided, however, that, with respect to the Bonus Compensation earned for services performed during 2005, and otherwise payable on or after July 1, 2005, and deferred by the Participant, an amount equal to the portion of such Bonus Compensation deferred by the Participant in accordance with the Participant’s election under Section 3.2 shall be credited to such Participant’s “Deferral Contribution Account” under the Harrah’s Plan (and shall not be credited to the Participant’s Deferral Account or the subaccounts thereunder); and

(d) Each subaccount of a Participant’s Deferral Account shall be credited with earnings and debited with losses on a daily basis based on the earnings and losses of the Fund or Funds selected by the Participants in accordance with Section 3.3.

4.2	Company Contribution Account.

The EDCP Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant’s Company Contribution Account shall be further divided into separate subaccounts corresponding to the Fund elected by the Participant pursuant to Section 3.3(a). A Participant’s Company Contribution Account shall be credited in accordance with the following provisions:

(a) If a Participant was a Participant in the Hilton Plan on December 31, 1998, the subaccounts of the Participant’s Company Contribution Account were credited with an amount equal the value of his or her “Company Contribution Account” under the Hilton Plan (as such term is defined in Section 1.2 of the Hilton Plan) as of December 31, 1998;

(b) As soon as practicable after the last day of each payroll period, the subaccounts of the Participant's Company Contribution Account shall be credited with an amount equal to the portion of the Base Compensation Company Contribution Amount, if any, which the Participant elected to be deemed to be invested in a specific Fund. A Participant's Base Compensation Company Contribution Amount for any payroll period shall be equal to 50% of the Base Compensation deferred by the Participant during such payroll period in accordance with the Participant's election under Section 3.l(a), disregarding any such deferral in excess of 10% of the Participant's Base Compensation for such payroll period; provided, however, that, with respect to Base Compensation deferred by the Participant for any such payroll period for such Participant commencing on or after July 1, 2005 and before January 1, 2006, the Participant’s Base Compensation Company Contribution Amount for such payroll period shall be credited to such Participant’s “Caesars Company Contribution Account” under the Harrah’s Plan (and shall not be credited to the Participant’s Company Contribution Account or any subaccount thereunder);

(c) As soon as practicable after the day on which Bonus Compensation would be payable to a Participant, the subaccounts of the Participant's Company Contribution Account shall be credited with an amount equal to the portion of the Bonus Compensation Company Contribution Amount, if any, which the Participant elected to be deemed to be invested in a specific Fund. A Participant's Bonus Compensation Company Contribution Amount with respect to any Bonus Compensation shall be equal to 50% of portion of the Bonus Compensation deferred by the Participant in accordance with the Participant's election under Section 3.2, disregarding any such deferral in excess of 10% of the Participant's Bonus Compensation; provided, however, that, with respect to the Bonus Compensation earned for services performed during 2005, and otherwise payable on or after July 1, 2005, and deferred by the Participant, the Participant’s Bonus Compensation Company Contribution Amount for such Bonus Compensation shall be credited to the Participant’s “Caesars Company Contribution Account” under the Harrah’s Plan (and shall not be credited to the Participant’s Company Contribution Account or any subaccount thereunder);

(d) Each subaccount of a Participant’s Company Contribution Account shall be credited with earnings or debited with losses on a daily basis, based on the Fund or Funds selected by the Participant, in accordance with Section 3.3 and in a manner determined by the EDCP Committee;

(e) As of the date on which a Participant receives or commences to receive the payment of the amount credited to his or her Accounts, the amount of any forfeitures that occur under Section 5.2 with respect to any such Participant’s Company Contribution Account shall be subtracted from his or her Company Contribution Account;

(f) [Reserved]

(g) [Reserved]

(h) As provided in Sections 3.1(e) and 3.2, no Eligible Employee or Participant shall be permitted to make an election to defer his or her Base Compensation or Bonus Compensation earned for services performed during the 2006 Plan Year or any later Plan Year and, consequently, no Base Compensation Company Contribution Amount or Bonus Compensation Contribution Amount shall be credited to a Participant’s Company Contribution Account with respect to the 2006 Plan Year or any later Plan Year.

ARTICLE V

VESTING

5.1	Deferral Account.

A Participant’s Deferral Account shall be 100% vested at all times.

5.2	Company Contribution Account.

(a) Amounts that are credited to a Participant’s Company Contribution Account prior to January 1, 2000 shall become nonforfeitable in the following increments: (1) 25% upon the Participant’s completion of two Years of Vesting Service, (2) an additional 25% (50% total) upon completion of three Years of Vesting Service, (3) an additional 25% (75% total) upon completion of four Years of Vesting Service, and (4) in its entirety after the Participant’s completion of five Years of Vesting Service. Notwithstanding the foregoing, any amounts credited to a Participant’s Company Contribution Account that are attributable to “Company Matching Contributions” (as such term was defined in the Bally Entertainment Corporation Management Retirement Savings Plan (the “Bally Plan”)) that were credited to such Participant under the Bally Plan prior to 1997, shall become nonforfeitable in accordance with the vesting schedule provided for under the Bally Plan.

(b) Effective for Plan Years commencing on or after January 1, 2000, a Participant shall vest in the Base Compensation Company Contribution Amount and Bonus Compensation Company Contribution Amount (collectively the “Company Contribution Amount”) that are credited to the Participant’s Company Contribution Account in a Plan Year (plus earnings thereon), upon the completion of the applicable vesting period for such Company Contribution Amount. The vesting period for each Plan Year’s Company Contribution Amount shall commence with the Plan Year in which the Company Contribution Amount is credited, with the Participant vesting in (i) 33 1/3% of the applicable Company Contribution Amount upon being credited with a Year of Vesting Service (as defined under paragraph (b) of the definition of Year of Service) for the Plan Year for which the Company Contribution Amount is credited, (ii) 33 1/3% of the applicable Company Contribution Amount upon being credited with a Year of Vesting Service for the immediately following Plan Year and (iii) 33 1/3% of the applicable Company Contribution Amount upon being credited with a Year of Vesting Service for the next following Plan Year.

(c) Notwithstanding paragraphs (a) and (b) of this Section 5.2, a Participant’s Company Contribution Account shall become 100% vested should: (1) the Participant die while employed by the Employer, (2) the Participant become Disabled while employed by the Employer, or (3) there occurs a Change of Control.

(d) If a Participant who is not 100% vested in his or her Company Contribution Account retires on or after attaining age 55 and becomes employed by a Competitor during the Six-Month Period, the portion of such Participant’s Company Contribution Account which is not vested shall immediately be forever forfeited and the Employer shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount.

(e) If a Participant who is not 100% vested in his or her Company Contribution Account receives or commences to receive the payment of the amount credited to his or her Accounts, the portion of such Participant’s Company Contribution Account which is not vested shall immediately be forever forfeited and the Employer shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount.

(f) The EDCP Committee shall have the sole and absolute discretion to waive, limit, or condition any forfeiture of benefits under this Section 5.2 with respect to any Participant.

ARTICLE VI

DISTRIBUTIONS AND WITHDRAWALS

6.1	Distribution of Deferred Compensation.

(a) A Participant may elect, on the form provided by the EDCP Committee, to defer Compensation under Section 3.1 and Section 3.2, to receive one of the optional forms of payment described in Section 6.1(c). Such an election shall be effective for all of the Participant’s Accounts.

(b) The amount credited to a Participant’s Deferral Account and the vested portion of the amount credited to his or her Company Contribution Account shall be paid to the Participant in the form of payment that the Participant has timely elected (or, in the case of the Participant’s death, to the Participant’s Beneficiary in accordance with Article VII). If no such timely election is made, the payment shall be made in the form of a cash lump sum payment within sixty (60) days following the Participant’s Separation from Service.

(c) Subject to Section 6.3, a Participant may elect one of the following optional forms of payment provided that such optional form of payment may not be made or commence before his or her Separation from Service:

(1) A lump sum payment which shall be paid within sixty (60) days after the Participant’s Separation from Service, or

(2) Substantially equal annual installments over five, ten, or fifteen years, to begin within sixty (60) days after the Participant’s Separation from Service;

provided, however, that, in case of any installment distribution payments on and after January 1, 2008, such installment distribution payments shall be made in substantially equal monthly installments over the remaining period of such installment distribution; and, provided, further, that, in the event of any such monthly installment distributions, the amount of each monthly installment in any calendar year shall be calculated as follows. The amount of the monthly installment shall be determined before the first installment on or after January 1, 2008 is paid and on each January 1st in all subsequent calendar years. The amount of each monthly installment for such calendar year shall be determined by dividing: (A) the number of remaining monthly installments into (B) the Participant’s vested balance in the Participant’s Accounts, determined as of the last valuation date of the prior month. A Participant’s last installment payment shall be adjusted as needed to reflect investment gains or losses. If the total of the vested balance in the Participant’s Accounts (and the vested balances in the Participant’s accounts in all other agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2)), determined as of any date that is on or after January 1, 2008 and on or after monthly installment payments commence, is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code, such vested balance in the Participant’s Accounts (and the vested balances in such other agreements, methods, programs and arrangements) shall be paid to the Participant in a lump sum payment not later than sixty (60) days after such date in accordance with Treasury Regulation Section 1.409A-3(j)(4)(v).

(d) If installment payments are paid to a Participant under this Plan, the unpaid portion of a Participant’s vested Accounts shall continue to be credited monthly with earnings and/or losses pursuant to Article IV of the Plan until all amounts credited to his or her Accounts under the Plan have been distributed.

(e) [Reserved]

6.2	Inability to Locate Participant.

In the event that the EDCP Committee is unable to locate a Participant or Beneficiary within two years following the date the Participant was to commence receiving payment, the entire amount allocated to the Participant’s Deferral Account and Company Contribution Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings from the date payment was to commence under Section 6.1.

6.3	Irrevocable Distribution Elections.

Except as provided in Sections 6.3A and 6.3C, a Participant’s distribution elections as of August 3, 2007 are irrevocable and cannot be amended.

6.3A	Distributions upon Unforeseeable Emergency.

A Participant’s distribution elections are irrevocable by the Participant and cannot be amended, except that a distribution may be made by the Company in case of a Participant’s Unforeseeable Emergency, as determined by EDCP Committee in its sole discretion, as provided herein, on or after January 1, 2008.

(a) A Participant may elect to receive a distribution from his or her Accounts (and Caesars Plan Account) upon the occurrence of an Unforeseeable Emergency. Such Participant may elect to receive a distribution upon Unforeseeable Emergency by completing and delivering an election with the EDCP Committee in accordance with the uniform procedures promulgated by the EDCP Committee.

(b) The election to receive a distribution upon the occurrence of an Unforeseeable Emergency by a Participant who is entitled to a distribution under this Article VI (or Appendix A) shall override the distribution election in effect for such Participant under this Article VI (or Appendix A) with respect to the amount to be distributed, both as to form of payment and timing of payment. If installment payments to such Participant have begun at the time an election for a distribution upon the occurrence of an Unforeseeable Emergency is made, the election shall apply only with respect to the unpaid balance of such Participant’s Accounts (and Caesars Plan Account).

(c) The amount to be distributed to a Participant who elects a distribution upon the occurrence of an Unforeseeable Emergency shall not exceed the amounts reasonably necessary to satisfy such Unforeseeable Emergency (and shall include amounts necessary to pay federal, state, local or foreign income taxes or penalties reasonably anticipated as a result of the distribution), after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation through insurance or otherwise, or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), as determined by the EDCP Committee in accordance with Section 409A(a)(2)(B)(ii)(II) of the Code and the Treasury Regulation Section 1.409A-3(i)(3)(ii).

(d) The amount to be distributed to the Participant pursuant to such Participant’s election to receive a distribution upon the occurrence of Unforeseeable Emergency shall be paid in a lump sum payment within sixty (60) days following the approval of the Participant’s distribution election by the EDCP Committee.

6.3B	Distributions subject to Section 409A of the Code.

(a) The distribution of a Participant’s Accounts (and Caesars Plan Account) shall be made in the optional form of payment specified in such Participant’s distribution election under Section 6.1, subject to this Section 6.3 and Section 6.3A.

(b) The distribution from a Participant’s Accounts (and Caesars Plan Account) shall be made or commence upon the earlier of:

(1) the Participant’s Separation from Service, or

(2) the Participant’s death;

provided, however, that in the case of a Participant who is a Specified Employee, the distribution of such Participant’s Accounts shall be made or commence upon the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulation Section 1.409A-3(i)(2); and provided, further, that the distribution of a Participant’s Caesars Plan Account shall be subject to Appendix A.

(c) If a Participant’s Accounts (and Caesars Plan Account) are to be distributed in the form of annual installment payments, and such Participant is a Specified Employee as of the date of such Participant’s Separation from Service, the annual installment payment that otherwise would have been made to such Participant prior to the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) and any interest accrued thereon shall be paid commencing on such date in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulation Section 1.409A-3(i)(2). The Participant’s Accounts (and Caesars Plan Account) shall be distributed in installment payments commencing on the date which is six months after such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death), over the designated installment payment period.

6.3C	Special Lump Sum Distribution.

(a) Subject to Section 6.8, a Participant, or a Beneficiary of a deceased Participant, may elect to receive a special lump sum distribution from such Participant’s or Beneficiary’s Accounts (and Caesars Plan Account) on June 1, 2008 (or within thirty (30) days thereafter) in accordance with this Section 6.3C. A Participant’s or Beneficiary’s special lump sum distribution shall be made only from the Accounts (and Caesars Plan Account) in which such Participant or Beneficiary has a fully vested interest, determined as of the last day of the Special Distribution Election Period. The special lump sum distribution shall be in the amount equal to the Participant’s or Beneficiary’s designated percentage of the Participant’s or Beneficiary’s interest in such Accounts (and Caesars Plan Account), and such designated percentage of the Account (or Caesars Plan Account) shall be credited to a special subaccount of such Account (or Caesars Plan Account). Such special lump sum distribution shall be made proportionately from such Participant’s or Beneficiary’s Accounts (and Caesars Plan Account) (and the subaccounts thereunder) and shall apply only to amounts that would not otherwise be payable before January 1, 2008.

(b) A Participant, or a Beneficiary of a deceased Participant, shall elect to receive a special lump sum distribution under subsection (a) by completing and delivering a Special Lump Sum Distribution Agreement in accordance with the rules and procedures adopted by the EDCP Committee for such purpose. Such Participant or Beneficiary shall designate the whole percentage (up to a maximum of 100%) of such Participant’s or Beneficiary’s interest in his or her Accounts (and Caesars Plan Account) to be distributed in such special lump sum distribution. Such Participant or Beneficiary must complete and deliver such Special Lump Sum Distribution Agreement not later than the last day of the Special Distribution Election Period, and such Participant’s or Beneficiary’s Special Lump Sum Distribution Agreement shall become irrevocable as of the last day of the Special Distribution Election Period. Such special lump sum distribution election shall supersede such Participant’s prior distribution election with respect to the portion of such Participant’s Accounts subject to such special lump sum distribution election, except as provided in Section 6.8.

(c) Special distribution elections under this Section 6.3C shall be subject to such administrative rules, procedures and restrictions as are prescribed by the EDCP Committee in its discretion. No election may be made under this Section 6.3C after the last day of the Special Distribution Election Period.

6.3D	Special Distribution Elections.

(a) Subject to Section 6.8, a Participant may elect in accordance with this Section 6.3D to make a special Separation from Service Election, or a special Distribution Year Election, with respect to any Deferral Period ending on or before December 31, 2007. Such special Separation from Service Election or special Distribution Year Election shall apply to the portion of the Participant’s Accounts attributable to compensation amounts deferred during such Deferral Period.

(1) Special Separation from Service Elections. A special Separation from Service Election under this Section 6.3D with respect to a Deferral Period shall provide for the distribution of the subaccounts of such Participant’s Accounts for such Deferral Period upon such Participant’s Separation from Service and shall be in a form of distribution selected by the Participant in such Participant’s Special Distribution Election Agreement. Such Participant may select distribution in the form of a lump sum payment, or monthly installment payments over a period of years. If such Participant selects distribution in the form of monthly installment payments, such Participant shall designate the period of years (which shall be not less than one and not more than fifteen (15)) over which such monthly installment payments shall be made; provided, however, that such installment period shall not extend beyond fifteen (15) years following such Participant’s Separation from Service. If such Participant makes a special Separation from Service Election under this Section 6.3D and fails to select a form of distribution for purposes of distributions from the subaccounts of such Participant’s Accounts for a Deferral Period, such distributions shall be made in a lump sum payment. A Participant may not change his or her special Separation from Service Election under this Section 6.3D with respect to a Deferral Period, or the form of distribution of the subaccounts of such Participant’s Accounts for such Deferral Period.

(2) Special Distribution Year Elections. A special Distribution Year Elections under this Section 6.3D with respect to a Deferral Period shall provide for the distribution of the subaccounts of such Participant’s Accounts for such Deferral Period upon the earlier of the first day of the Distribution Year (as selected by the Participant), or the Participant’s Separation from Service. Such Participant shall select the Distribution Year for purposes of distributions from the subaccounts of such Participant’s Accounts for such Deferral Period. The Distribution Year shall be not earlier than the 2009 calendar year, and shall not be later than the 2027 calendar year. The distribution of the subaccounts of such Participant’s Accounts for such Deferral Period shall be made in a lump sum payment. A Participant may not change such Participant’s Distribution Year Election with respect to a Deferral Period.

(3) Separate Elections. A Participant may make a separate special Separation of Service Election or special Distribution Year Election with respect to each Deferral Period.

(4) Time of Payment.

(A) A Participant’s Accounts shall be distributed in accordance with the special Separation from Service Election or special Distribution Year Election for the subaccounts of such Participant’s Accounts for each Deferral Period.

(B) The distributions from the subaccounts of a Participant’s Accounts for a Deferral Period shall be made or commence upon the earliest of:

(I) the first day of the Distribution Year (if any) selected by such Participant (in the case of subaccounts subject to such Participant’s Distribution Year Election), or

(II) the Participant’s Separation from Service; or

(III) the Participant’s death;

provided, however, that, in the case of a Participant who is a Specified Employee as of the date of such Participant’s Separation from Service, the distributions of the subaccounts of such Participant’s Accounts for such Deferral Period upon such Participant’s Separation from Service shall be made or commence on the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulation Section 1.409A-3(i)(2).

(C) If the subaccounts of a Participant’s Accounts for any Deferral Period are to be distributed in the form of monthly installment payments, and such Participant is a Specified Employee as of the date of such Participant’s Separation from Service, the monthly installment payments that otherwise would be made to such Participant prior to the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) shall be accumulated in the subaccounts of such Participant’s Accounts for such Deferral Period and paid commencing on such date in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation

Section 1.409A-3(i)(2), as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4. The subaccounts of such Participant’s Accounts for such Deferral Period shall be distributed in installment payments, commencing on the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death), over the installment payment period designated under the Separation from Service Election for the subaccounts of such Participant’s Accounts for the Deferral Period.

(5) Form of Payments.

(A) Separation from Service Election Payments. In the event a Participant made a special Separation from Service Election with respect to a Deferral Period, the distribution from the subaccounts in such Participant’s Accounts for such Deferral Period shall be made in a lump sum payment, or in monthly installment payments, in accordance with Section 6.3D(a)(1).

(B) Distribution Year Election Payment. In the event a Participant made a special Distribution Year Election with respect to a Deferral Period, the distribution from the subaccounts in such Participant’s Accounts for such Deferral Period shall be made to such Participant in a lump sum payment. Such lump sum payment shall be made not later than sixty (60) days after the date determined under Section 6.3D(a)(4).

(6) Definition of Deferral Period and Distribution Year. For purposes of this Section 6.3D,

(A) “Deferral Period” means a calendar year, and

(B) “Distribution Year” means the calendar year selected by a Participant for purposes of distributions from the subaccounts of such Participant’s Accounts for a Deferral Period.

(7) Installment Payments.

(A) In the event a Participant makes a special Separation from Service Election, and elects distribution in the form of installment payments, the amount of each monthly installment in any calendar year for the distribution of the subaccounts in a Participant’s Accounts for a Deferral Period shall be calculated as follows. The amount of the monthly installment shall be determined before the first installment is paid and on each January 1st in all subsequent calendar years. The amount of each monthly installment for such calendar year shall be determined by dividing: (A) the number of remaining monthly installments into (B) the Participant’s vested balance in the subaccounts in the Participant’s Accounts for such Deferral Period, determined as of the last Valuation Date of the prior month. A Participant’s last installment payment shall be adjusted as needed to reflect investment gains or losses. If the total of the vested balance in the Participant’s Accounts (and the vested balances in the

Participant’s accounts in all other agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2)), determined as of any date that is on or after January 1, 2008 and on or after monthly installment payments commence, is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code, such vested balance in the Participant’s Accounts (and the vested balances in such other agreements, methods, programs and arrangements) shall be paid to the Participant in a lump sum payment not later than sixty (60) days after such date in accordance with Treasury Regulation Section 1.409A-3(j)(4)(v).

(B) If installment payments are made, the provisions of Section 3.3 shall continue to apply to the unpaid interest in the relevant subaccounts.

(b) If a Participant elects to make a special Separation from Service Election, or a special Distribution Year Election with respect to a Deferral Period, under this Section 6.3D, such special Separation from Service Election or special Distribution Year Election shall apply to the subaccounts of such Participant’s Accounts (and Caesars Plan Account) for such Deferral Period and shall apply only to amounts that would not otherwise be payable before January 1, 2008 or payable in accordance with a special lump sum distribution election under Section 6.3C.

(c) A Participant shall make a special Separation from Service Election or a special Distribution Year Election under subsection (a) by completing and delivering a Special Distribution Election Agreement in accordance with rules and procedures adopted by the EDCP Committee for such purpose. Such Participant must complete and deliver such Special Distribution Election Agreement not later than the last day of the Special Distribution Election Period, and such Participant’s Special Distribution Election Agreement shall become irrevocable as of the last day of the Special Distribution Election Period. Such special Separation from Service Election, or special Distribution Year Election, shall supercede such Participant’s prior distribution election with respect to the portion of such Participant’s Accounts subject to such special Separation from Service Election or special Distribution Year Election, except as provided in Section 6.8.

(d) Special Separation from Service Elections and special Distribution Year Elections under this Section 6.3D shall be subject to such administrative rules, procedures and restrictions as are prescribed by the EDCP Committee in its discretion. No election may be made under this Section 6.3D after the last day of the Special Distribution Election Period.

6.4	Loans.

There shall be no loans permitted under the Plan.

6.5	Distributions on Disability.

If a Participant has a Separation from Service by reason of Disability, such Participant’s vested Account shall be distributed pursuant to Section 6.1(b).

6.6	[Reserved].

6.7	Trust.

(a) The Company may make contributions to a trust (hereinafter referred to as the “Trust”) in such amounts as are determined by the EDCP Committee to be necessary to provide for the payment to the Participants of the benefits which are the responsibility of the Company and other Employers under this Plan. The Trust is intended to be a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

(b) A Participant shall have no preferred claim on, or any beneficial interest in, any assets of the Trust. Any assets held by the Trust shall be subject to (i) the claims of general creditors of the Company and (ii) the claims of general creditors of each Employer other than the Company (but only to the extent of the assets of the Trust and earnings thereon attributable to the Participants employed by such Employer), under Federal and state law in the event of the “insolvency” of the Company or other Employer, i.e., the Company or other Employer is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

6.8	Compliance with Section 409A of the Code.

(a) The Plan shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder (subject to the transitional relief under Internal Revenue Service Notice 2005-1, the Proposed Regulations under Section 409A of the Code and other applicable authority issued by the Internal Revenue Service).

(b) As provided in Internal Revenue Notice 2006-79, notwithstanding any other provision of the Plan, with respect to an election under Section 6.3C or 6.3D, or an election or amendment to change a time and form of payment under the Plan made on or after January 1, 2007 and on or before December 31, 2007, the election or amendment shall apply only to amounts that would not otherwise be payable in 2007 and shall not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.

ARTICLE VII

DEATH BENEFITS

7.1	In General.

Upon the death of a Participant before the amount credited to his or her Accounts has been paid in full (either in a lump sum or installment payments), his or her Beneficiary shall receive the balance of the Participant’s vested Account as of the date of death in accordance with Section 7.2.

7.2	Payment of Death Benefits.

The death benefit payable pursuant to Section 7.1 shall be paid to the Participant’s Beneficiary in a lump sum payment within ninety (90) days of the Participant’s death.

ARTICLE VIII

CLAIMS PROCEDURE

8.1	General.

(a) A Participant or Beneficiary who believes that he or she has not received the benefits to which he or she is entitled may assert a claim for benefits under the Plan in accordance with the claims procedure of this Article VIII. The claims procedure of this Article Ten shall be applied in accordance with Section 503 of Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Department of Labor Regulation Section 2560.503-1. A Participant or Beneficiary may assert a benefit claim, or appeal the denial of a benefits claim, through such Participant’s or Beneficiary’s authorized representative, provided that such Participant or Beneficiary has submitted a written notice evidencing the authority of such representative to the EDCP Committee. A Participant or Beneficiary asserting a benefits claim shall be referred to as a “Claimant” under this Article VIII.

(b) A Claimant shall submit his or her benefits claim under the Plan in writing to the EDCP Committee. The Claimant may include documents, records or other information relating to the benefits claim for review by the EDCP Committee in connection with such benefits claim.

8.2	Benefit Determination.

(a) The EDCP Committee shall review the Claimant’s benefits claim (including any documents, records or other information submitted with such benefits claim) and determine whether such benefits claim shall be approved or denied in accordance with the Plan.

(b) In the event that a Claimant’s benefits claim is wholly or partially denied, the EDCP Committee shall provide to the Claimant with written notice of the denial within a reasonable period of time, but not later than ninety (90) days after the receipt of the benefits claim by the EDCP Committee, unless the EDCP Committee determines that special circumstances require an extension of time for making a determination with respect to the benefits claim. If the EDCP Committee determines that an extension of time for making a determination with respect to the benefits claim is required, the EDCP Committee shall provide the Claimant with written notice of such extension prior to the end of the initial ninety (90) day period. The extension of time shall not exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the EDCP Committee expects to render the benefit determination.

(c) The notice of denial of the Claimant’s benefits claim shall set forth:

(i) the specific reason or reasons for the denial;

(ii) references to specific Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary; and

(iv) a description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the appeal of the denial of the benefits claim.

(d) The Claimant may appeal any denial of the benefits claim in writing to the EDCP Committee within sixty (60) days after receipt of the EDCP Committee’s notice of denial of benefits claim. The Claimant’s failure to appeal the denial of the benefits claim by the EDCP Committee in writing within the sixty (60) day period shall render the EDCP Committee’s determination final, binding, and conclusive.

8.3	Appeals.

(a) A Claimant may appeal the denial of a benefits claim to the EDCP Committee. The EDCP Committee shall review the appeal of the denial of the benefits claim and make a final determination as to whether the benefits claim should be approved or denied in accordance with the Plan.

(b) The Claimant shall be afforded the opportunity to submit written comments, documents, records, and other information relating to the benefits claim, and the Claimant shall be provided, upon request and free of charge, reasonable access to all documents, records, and other information relevant to the Claimant’s benefits claim. A document, record or other information shall be considered “relevant” to the benefits claim, as provided in Department of Labor Regulation Section 2560.503-1(m)(8). The review on appeal by the EDCP Committee shall take into account all comments, documents, records, and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the EDCP Committee’s initial determination with respect to the benefits claim. The EDCP Committee shall advise the Claimant in writing of the EDCP Committee’s determination of the appeal within sixty (60) days of the claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a determination within the sixty (60) day period infeasible, but in no event shall the EDCP Committee render a determination regarding the denial of a claim for benefits later than one hundred twenty (120) days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

(c) The notice of denial of the Claimant’s appeal of the denial of the Claimant’s benefit claim shall set forth:

(i) the specific reason or reasons for the denial of the appeal;

(ii) reference to the specific Plan provisions on which the denial of the appeal is based;

(iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s benefits claim (and a document, record or other information shall be considered “relevant” to the benefits claim, as provided in Department of Labor Regulation Section 2560.503-1(m)(8)); and

(iv) a statement describing Claimant’s right to bring an action under ERISA Section 502(a).

(d) If, upon appeal, the EDCP Committee shall grant the relief requested by the Claimant, then, in addition, the EDCP Committee shall award to the Claimant reasonable fees and expenses of counsel, or any other duly authorized representative of Claimant, which shall be paid by the Company. The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

8.4 Notice of Denials. The EDCP Committee’s notice of denial of a benefits claim shall identify the address to which the Claimant may forward his appeal.

ARTICLE IX

ADMINISTRATION

9.1 Powers of the EDCP Committee.

(a) Plan Administrator. The EDCP Committee shall be the administrator of the Plan and shall be responsible for the administration of the Plan.

(b) General Powers of the EDCP Committee. The EDCP Committee shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the EDCP Committee shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The EDCP Committee shall determine, in its discretion, the service credited to the Participants, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant. The decision or action of the EDCP Committee in respect of any question arising under or in connection with the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having an interest in the Plan.

(c) Distributions. Except as is otherwise provided hereunder, the EDCP Committee shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the EDCP Committee.

(d) Decisions Conclusive. The decision of the EDCP Committee upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

(e) Reporting. The EDCP Committee shall file all reports and forms lawfully required to be filed by the EDCP Committee and shall distribute any forms, reports or statements to be distributed to Participants and others.

(f) Trust Fund. The EDCP Committee shall keep itself advised with respect to the funded status and investment of the Trust Fund.

9.2	Creation of Committee.

The EDCP Committee shall be appointed by the Chief Executive Officer of the Company. The EDCP Committee must consist of at least three members. The EDCP Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The EDCP Committee shall conduct itself in accordance with the provisions of this Article IX. The members of the EDCP Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the Company. The EDCP Committee may have duties with respect to other plans of the Company that are or identical to its duties under the Plan.

9.3	Appointment of Agents.

The EDCP Committee may appoint such other agents, who need not be members of the EDCP Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the EDCP Committee within any limitations set by the HRC.

9.4	Majority Vote and Execution of Instruments.

In all matters, questions and decisions, the action of the EDCP Committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the EDCP Committee shall be executed by a majority of its members or by any member of the EDCP Committee designated to act on its behalf.

9.5	Allocation of Responsibilities.

The EDCP Committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Committee.

9.6	Conflict of Interest.

No member of the EDCP Committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the EDCP Committee.

9.7	Indemnification.

The Company shall indemnify and hold harmless the members of the EDCP Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the EDCP Committee, except in the case of gross negligence or willful misconduct.

9.8	Action Taken by Employee.

Any action to be taken by an Employer shall be taken by resolution adopted by its board of directors or appropriate board committee; provided, however, that by resolution, the board of directors or appropriate board committee may delegate to any committee of the board or any officer of the Employer the authority to take any actions under this Plan, other than the power to determine the basis of Employer contributions.

9.9	Discretionary Authority.

All delegations of responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the person delegated such responsibility.

9.10	Participant Statements.

The EDCP Committee shall provide a statement of Plan Accounts to each Participant and Beneficiary on a quarterly or more frequent basis, as determined by the EDCP Committee in its discretion. Such statement of Plan Accounts shall reflect the amounts allocated to each Account maintained for the Participant, the Participant’s vested interest in his Accounts, any distributions, withdrawals or expenses charged against the Participant’s Account, the hypothetical investment earnings and losses on the Participant’s Account, and any other information deemed appropriate by the EDCP Committee.

ARTICLE X

MISCELLANEOUS

10.1	Participating Employers.

(a) The Board shall designate each Employer which shall become a participating Employer under the Plan.

(b) As a condition to participating in the Plan, each participating Employer shall be deemed to have authorized the EDCP Committee to act for it in all matters arising under or with respect to the Plan and shall comply with such other terms and conditions as may be imposed by the EDCP Committee.

(c) Each participating Employer hereby irrevocably grants the Company full and exclusive power to exercise, enforce or waive any right which such Employer might otherwise have under the terms of the Plan, and each participating Employer irrevocably appoints the Company as its agent for such purpose.

(d) Each Employer shall be responsible for the benefits under this Plan with respect to each Participant employed by such Employer.

(e) Notwithstanding paragraph (d) of this Section 10.1, the Company may assume the obligations of any Employer to provide benefits to Participants under the Plan.

(f) Each participating Employer may cease to participate in the Plan with respect to its employees by resolution of its governing body, if authorized to do so by the Company.

10.2	Unsecured General Creditor.

(a) Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of any such Participant’s Employer or the Company. Any rights created under this Plan with respect to a Participant shall be mere unsecured contractual rights of the Participant against the Employer (or the Employers if a Participant has been employed by more than one Employer) responsible for the Participant’s benefits or the Company.

(b) In the event that the trustee under the Trust (or any Employer) purchases (i) an insurance policy or policies insuring the lives of Participants or (ii) any other property to allow any Employer to recover the costs of any payments required to be made by them under this Plan, no Participant nor any of his or her designated Beneficiaries shall have or acquire any right whatsoever therein or in the proceeds therefrom. The trustee under the Trust (or, if applicable the Employer) shall be the sole owner of any such policy or policies, and, as such, shall possess and may exercise all incidents of ownership.

10.3	Restriction Against Assignment.

(a) Except as may otherwise be required under applicable law, the Company or the Employer shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. Except as may otherwise be required under applicable law, no part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the EDCP Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the EDCP Committee shall direct.

(b) If the EDCP Committee determines that a domestic relations order (within the meaning of Section 414(p)(1)(B) of the Code) requires that all or a portion of a Participant’s vested Accounts be paid to an individual other than the Participant, the Company or the Employer shall pay all or a portion of such vested Accounts to such individual in accordance with such order. Any such amount shall be paid in a lump sum payment and shall generally be paid within 30 days of the Participant’s Separation from Service (including any Separation from Service on account of death or Disability) or, if later, within thirty (30) days after the EDCP Committee receives the domestic relations order.

10.4	Withholding.

There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Employer in respect to such payment or this Plan. The Employer shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

10.5	Amendment, Modification, Suspension or Termination.

(a) The Company may amend, modify, suspend or terminate the Plan in whole or in part (including, without limitation, to comply with Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations and applicable guidance thereunder), except that (i) no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and (ii) Section 8.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or Beneficiary makes a claim for benefits under the Plan.

(b) Additionally, the EDCP Committee may amend, modify or suspend the Plan in whole or in part, provided that such amendment, modification or suspension does not have a material adverse financial effect on the Company or the Plan and except that (i) no amendment, modification or suspension shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, and (ii) Section 8.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or Beneficiary makes a claim for benefits under the Plan.

10.6	Governing Law.

This Plan shall be construed, governed and administered in accordance with the Employee Retirement Income Security Act of 1974, as amended.

10.7	Receipt or Release.

Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the EDCP Committee, the Employer and the trustee of any grantor trust that holds assets for purposes of making benefit payments under the Plan. The EDCP Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

10.8	Payments on Behalf of Persons under Incapacity.

In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the EDCP Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the EDCP Committee may direct that such payment be made to any person found by the EDCP Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the EDCP Committee and the Company.

10.9	Termination of Participation and/or Deferrals.

If the EDCP Committee determines in its sole discretion that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, for purposes of the Employee Retirement Income Security Act of 1974, the EDCP Committee shall have the right, in its sole discretion to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections, and/or (iii) immediately distribute in the form of a lump sum cash payment, the vested portion of the amount credited to the Participant’s Accounts and terminate the Participant’s participation in the Plan (with the unvested portion being forfeited or, at the discretion of the EDCP Committee, treated as vested).

10.10	Headings, etc. Not Part of Agreement.

Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

Executed at Las Vegas, Nevada as of August 3, 2007.

HARRAH’S ENTERTAINMENT, INC.

By:	/S/ Mary Thomas
Name:	Mary Thomas
Title:	Senior Vice President, Human Resources

Appendix A

SPECIAL RULES FOR CERTAIN INDIVIDUALS

WHO WERE PARTICIPANTS IN THE

CAESARS WORLD INC. EXECUTIVE SECURITY PLAN

Effective July 1, 2001 (the “Transfer Date”), the assets held by the Trust shall include assets that were previously held by a trust under the Caesars World Inc. Executive Security Plan (the “Caesars Plan”) for purposes of paying benefits to participants under the Caesars Plan (“Caesars Participants”) who are (i) Caesars Participants who are employed by an Employer; (ii) Caesars Participants who are receiving monthly benefits under the Caesars Plan on the Transfer Date; or (iii) terminated Caesars Participants who are vested in their accrued benefit under the Caesars Plan, but are not entitled to receive payment of their benefits under the Caesars Plan on the Transfer Date, because two years have not elapsed since their termination of employment.

For purposes of this Appendix A, any term used herein (or incorporated by reference herein) that is not separately defined in this Appendix shall have the meaning set forth elsewhere in the Plan.

The following special rules shall apply to Caesars Participants:

1.	Caesars Plan Participants who are Employed by an Employer.

(a) The EDCP Committee shall establish and maintain a “Caesars Plan Account” for each Caesars Participant who is an Employee of an Employer on the Transfer Date; and each such Caesars Participant for whom a Caesars Plan Account is established shall become a Participant under the Plan on the Transfer Date if not already a Participant pursuant to Section 2.1 herein. Each such Participant’s Caesars Plan Account shall be further divided into separate subaccounts corresponding to the Fund elected by the Participant pursuant to paragraph (b). The subaccounts of the Participant’s Caesars Plan Account shall collectively be credited as of the Transfer Date with an amount equal to the present value of the Participant’s accrued benefit under the Caesars Plan as of the date on which such Participant’s benefit under the Caesars Plan was frozen, as determined by the Administrative Committee under the Caesars Plan in accordance with the applicable provisions of the Caesars Plan (such amount being hereinafter referred to as a Participant’s “Caesars Plan Benefit”). In the event that a Terminated Caesars Participant (as defined in Section 3(a) of this Appendix) becomes employed by an Employer prior to receiving payment of his Caesars Plan Benefit under Section 3 herein, the EDCP Committee shall establish and maintain a Caesars Plan Account for such Participant and the subaccounts of such Participant’s Caesars Plan Account shall be credited on the date on which the Terminated Caesars Participant becomes employed by an Employer, with an amount equal to the Participant’s Caesars Plan Benefit. Each subaccount of a Participant’s Caesars Plan Account shall be credited with earnings and debited with losses at the time and in a manner determined by the EDCP Committee.

(b) Prior to the Transfer Date, the Participant shall designate, in a manner prescribed by the EDCP Committee, the Funds in which the Participant’s Caesars Plan Account shall be deemed to be invested for purposes of determining the amount of earnings to be credited, and/or losses to be debited to the Caesars Plan Account under paragraph (a). The provisions of Sections 3.3(b), (c), (d) and (e) shall apply to the designation of Funds by the Participant pursuant to this paragraph.

(c) (i) The amount that is credited to a Participant’s Caesars Plan Account shall be or become nonforfeitable if the Participant has completed or completes five years of Continuous Employment. For purposes of this paragraph, Continuous Employment shall mean a Participant’s continuing years and full months of service as an Employee, commencing with the date on which the employee became a participant in the Caesars Plan, which shall include service with Caesars World Inc. and its affiliates prior to the acquisition of Caesars World Inc. by the Company. In determining the number of years of Continuous Employment completed by a Participant, each full month of Continuous Employment shall be counted as one-twelfth of a year of Continuous Employment.

(ii) If a Participant who has Accounts under the Plan and is not vested in his or her Caesars Plan Account, receives or commences to receive the payment of the amount credited to his or her Accounts, such Participant’s Caesars Plan Account shall immediately be forever forfeited and neither the Company nor the Participant’s Employer shall have any obligation to the Participant (or the Participant’s Beneficiary) with respect to such forfeited amount.

(iii) If a Participant who does not have Accounts under the Plan and is not vested in his or her Caesars Plan Account has a Separation from Service, such Participant’s Caesars Plan Account shall immediately be forever forfeited and neither the Company nor the Participant’s Employer shall have any obligation to the Participant (or the Participant’s Beneficiary) with respect to such forfeited amount.

(iv) Notwithstanding subparagraph (i) of this paragraph, a Participant’s Caesars Plan Account shall become fully vested if the Participant becomes Disabled while employed by the Employer.

(v) Notwithstanding any provisions contained herein, a Participant’s Caesars Plan Account shall be immediately forfeited and no benefits attributable to the Participant’s Caesars Plan Account shall be payable (or if payments attributable to the Participant’s Caesars Plan Account have commenced, no further benefits shall be paid) if:

(x) the Participant has a Separation from Service by reason of termination by the Employer for a material act of dishonesty, disclosure of confidential information, gross carelessness, significant neglect of duty, breach of fiduciary duty to the Employer or Company, misappropriation of assets, commission of an illegal act or any action that has a direct, substantial, and adverse affect on the reputation or business of the Employer, Company or any affiliate; or

(y) the Participant has a Separation from Service and, before two years have elapsed after such Separation from Service, such Participant becomes an employee of or a consultant to a Competitor or such Participant becomes a Competitor; or

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(z) the Participant discloses or uses without prior approval of an officer of the Company, any confidential information of the Company or any Employer including, without limitation, data and information concerning customers, marketing strategies, trade representatives, employees, and any risk or exposure confronting the Company or any Employer where such use or disclosure adversely affects the financial condition, business or reputation of the Company, Employer or any affiliate thereof.

(vi) [Reserved]

(d) If a Participant has made an election to defer Base Compensation pursuant to Section 3.1 or Bonus Compensation pursuant to Section 3.2, the amount credited to such Participant’s Caesars Plan Account shall be paid in the form of payment in which the Participant receives payment of the amount credited to his or her Accounts under Section 6.1.

(e) If a Participant has not elected to defer or is not eligible to elect to defer Base Compensation pursuant to Section 3.1 or Bonus Compensation pursuant to Section 3.2, such Participant must elect, on the form provided by the EDCP Committee, to receive payment of the amount credited to his or her Caesars Plan Account in one of the optional forms of payment described in Section 6.1(c). The form in which a Participant receives payment of his or her Caesars Plan Account shall be subject to the rules provided for under Section 6.1.

(f) Subject to Sections 6.3, 6.3A, 6.3B and 6.3C, the amount credited to a Participant’s Caesars Plan Account shall be paid or commence to be paid within thirty (30) days after the Participant’s Separation from Service; provided, however, that if a Participant has not attained age 63 on or prior to the date of such Separation from Service, such Participant shall receive or commence to receive payment of the amount credited to his or her Caesars Plan Account within thirty (30) days after the second anniversary of such Participant’s Separation from Service (unless the Participant’s Caesars Plan Account is forfeited pursuant to subparagraph (v) of paragraph (c) herein).

2.	Caesars Participants who were Receiving Monthly Payments Prior to the Transfer Date.

If, on the Transfer Date, a Caesars Participant is receiving payment of monthly benefits under the Caesars Plan, all remaining benefits to be paid under the Caesars Plan to such Caesars Participant on or after the Transfer Date shall be paid under the Plan. All such benefits shall be paid to any such Caesars Participant at the same time and in the same manner as such benefits would have been paid to such Caesars Participant under the Caesars Plan.

3.	Terminated Vested Caesars Plan Participants.

(a) If, on the Transfer Date, a terminated Caesars Participant who has not attained age 63, is vested in his or her Caesars Plan Benefit (as defined in Section 1(a) of this Appendix), but is not entitled to receive payment of such benefit under the Caesars Plan on the Transfer Date, solely because two years have not elapsed since such Caesars Participant’s Separation from

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Service (any such Caesars Participant being hereinafter referred to as a “Terminated Caesars Participant”), such Terminated Caesars Participant shall receive payment of his or her Caesars Plan Benefit under this Plan in accordance with paragraph (b) of this Section 3.

(b) A Terminated Caesars Participant shall receive payment of his or her Caesars Plan Benefit in the form of a lump sum payment within thirty (30) days after the second anniversary of such Participant’s Separation from Service (the “Two-Year Period”).

(c) Notwithstanding any provisions contained herein, the Caesars Plan Benefit of a Terminated Caesars Participant shall be immediately forfeited and no Caesars Plan Benefit shall be payable to a Terminated Caesars Participant (or if payments have commenced, no further benefits shall be paid) if:

(i) the Terminated Caesars Participant becomes an employee of or a consultant to a Competitor or such Terminated Caesars Participant becomes a Competitor before the completion of the Two-Year Period, or

(ii) the Terminated Caesars Participant discloses or uses without prior approval of an officer of the Company, any confidential information of the Company or any Employer including, without limitation, data and information concerning customers, marketing strategies, trade representatives, employees, and any risk or exposure confronting the Company or any Employer where such use or disclosure adversely affects the financial condition, business or reputation of the Company, Employer or any affiliate thereof.

(d) [Reserved]

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